                                                                   EXHIBIT 10.14


                      INTERCOMPANY RELATIONSHIP AGREEMENT

                                 by and between

                          AMERICAN FINANCE GROUP, INC.

                                      and

                            PLM INTERNATIONAL, INC.



                             Dated as of  __, 1998

                               TABLE OF CONTENTS
                               -----------------


                              ARTICLE IDEFINITIONS

SECTION 1.1   Certain Definitions....................................    1

                          ARTICLE IICOSTS AND EXPENSES

SECTION 2.1   Allocation of Costs and Expenses.......................    5

                         ARTICLE IIICORPORATE SERVICES

SECTION 3.1   Services...............................................    6
SECTION 3.2   Compensation...........................................    6

                         ARTICLE IVCORPORATE GOVERNANCE

SECTION 4.1   PLMI Consent to Certain Actions........................    6

                        ARTICLE VEQUITY PURCHASE RIGHTS

SECTION 5.1   Equity Purchase Rights.................................    7
SECTION 5.2   Procedure..............................................    8
SECTION 5.3   Closing................................................    9


                   ARTICLE VIFINANCIAL AND OTHER INFORMATION

SECTION 6.1   Twenty Percent Threshold...............................   10
SECTION 6.2   PLMI Annual Statements.................................   15
SECTION 6.3   Forty Percent Threshold................................   16
SECTION 6.4   Fifty Percent Threshold................................   16
SECTION 6.5   Ten Percent Threshold..................................   17
SECTION 6.6   Confidentiality........................................   18

                         ARTICLE VIIREGISTRATION RIGHTS

SECTION 7.1   Requested Registrations................................   18
SECTION 7.2   Registration Procedures................................   20

SECTION 7.3   Cooperation from PLMI..................................   23
SECTION 7.4   Restriction on Disposition of Registrable Shares.......   23
SECTION 7.5   Selection of Underwriters..............................   23
SECTION 7.6   Registration Expenses..................................   24
SECTION 7.7   Conversion of Other Securities.........................   24
SECTION 7.8   Rule 144...............................................   24
SECTION 7.9   Transfer of Registration Rights........................   24

        ARTICLE VIIIBUSINESS AND REGISTRATION STATEMENT INDEMNIFICATION

SECTION 8.1   General Cross Indemnification..........................   25
SECTION 8.2   Registration Statement Indemnification.................   26
SECTION 8.3   Contribution...........................................   27
SECTION 8.4   Procedure..............................................   28
SECTION 8.5   Other Matters..........................................   29

                           ARTICLE IXOTHER PROVISIONS

SECTION 9.1   Intercompany Borrowings................................   29
SECTION 9.2   Keepwell Payments......................................   30

                             ARTICLE XMISCELLANEOUS

SECTION 10.1  Notices................................................   30
SECTION 10.2  Binding Nature of Agreement............................   31
SECTION 10.3  Descriptive Headings...................................   31
SECTION 10.4  Remedies...............................................   31
SECTION 10.5  Governing Law..........................................   31
SECTION 10.6  Counterparts...........................................   31
SECTION 10.7  Severability...........................................   31
SECTION 10.8  Amendment and Modification.............................   32
SECTION 10.9  Entire Agreement; No Third Party Beneficiaries.........   32
SECTION 10.10 No Assignment..........................................   32
SECTION 10.11 Recapitalization, Dilution Adjustments, etc............   32
SECTION 10.12 Further Assurances.....................................   32

                      INTERCOMPANY RELATIONSHIP AGREEMENT

          THIS INTERCOMPANY RELATIONSHIP AGREEMENT is entered into as of ____________, 1998 by and between AMERICAN FINANCE GROUP, INC., a Delaware corporation ("AFG"), and PLM INTERNATIONAL, INC., a Delaware corporation ("PLMI").

                                    RECITALS

          PLMI is the owner of all of the issued and outstanding shares of capital stock of AFG as of the date hereof. In contemplation of AFG ceasing to be so wholly owned by PLMI and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION I.1  Certain Definitions. In addition to the terms defined
                       -------------------
elsewhere in this Agreement, the following terms shall have the following meanings:

          "Agreement" and "hereof" and "herein" means this Intercompany
           ---------       ------       ------
Relationship Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

          "Average Market Price" of any security on any date means the average
           --------------------
of the daily closing prices for the 10 consecutive trading days selected by AFG commencing not less than 20 days nor more than 30 trading days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by AFG for that purpose. For the purpose of this definition, the term "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

          "Common Stock" means the common stock, par value $.01 per share, of
           ------------
AFG.

          "Corporate Services"  means the services described in Exhibit A
           ------------------
hereto.

          "Equity Purchase Shares" means shares of Common Stock or any
           ----------------------
securities convertible into or exchangeable for shares of Common Stock or any options, warrants or rights to acquire shares of Common Stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Fair Market Value" means, with respect to shares of Common Stock, the
           -----------------
fair market value thereof as jointly determined by AFG and PLMI or, in the event AFG and PLMI are unable to agree, as determined by a mutually acceptable nationally recognized investment banking or other financial advisory firm.

          "Form S-1" means AFG's registration statement on Form S-1 (No. 333-
           --------
_____) relating to the registration of certain shares of Common Stock under the Securities Act.

          "GAAP" means United States generally accepted accounting principles.
           ----

          "Indebtedness" means, with respect to any Person, any liability of
           ------------
such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, including (a) any liability of such Person under any agreement related to the fixing of interest rates on any Indebtedness,
(b) any capitalized lease obligations of such Person (if and to the extent the same would appear on a balance sheet of such Person prepared in accordance with GAAP), (c) reimbursement obligations of such Person in respect of letters of credit (regardless of whether such items would appear on a balance sheet of such Person) and (d) guarantees by such Person with respect to the items described in (a), (b) and
(c) above (regardless of whether such guarantees would appear on a balance sheet of such Person).

          "Initial Public Offering" means the contemplated initial public
           -----------------------
offering by AFG of Common Stock registered under the Securities Act.

          "Keepwell" means any guaranty, keepwell, net worth or financial
           --------
condition maintenance agreement of or by any member of the PLMI Affiliated Group provided to any Person (including but not limited to any insurance regulatory authority) with respect to any actual or contingent obligation of AFG or any other Subsidiary of AFG.

          "Old Warehouse Credit Facility" means the warehouse credit facility
           -----------------------------
provided for by the Amended and Restated Warehousing Credit Facility, dated as of December 2, 1997, by and between AFG and First Union Bank of North Carolina, as agent for the lenders thereunder.

          "Outstanding Common Stock" means the shares of Common Stock issued and
           ------------------------
outstanding, and shall not include shares of Common Stock held by AFG as treasury stock or by any Subsidiary of AFG.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, limited liability company, association or other business entity and any trust, unincorpo rated organization or government, including any agency or political subdivision thereof.

          "PLMI Affiliated Group" means, collectively, PLMI and all of its
           ---------------------
direct and indirect subsidiaries now or hereafter existing, other than AFG and its Subsidiaries.

          "Prospectus" means the prospectus or prospectuses included in any
           ----------
Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

          "Public Company Stock" means any class or series of Common Stock for
           --------------------
which reports are required to be filed under Section 13 or Section 15(d) of the Exchange Act.

          "Registrable Shares" means any shares of Common Stock or any other
           ------------------
equity security issued by AFG held by any member of the PLMI Affiliated Group or by any transferee thereof described in Section 7.9 hereof.

          "Registration Statement" means any registration statement of AFG filed
           ----------------------
with the SEC under the Securities Act, including but not limited to any registration statement that relates to any of the Registrable Shares and the registration statement relating to the Initial Public Offering, including in each such case the Prospectus relating thereto, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement and Prospectus.

          "Regulation S-K" means Regulation S-K of the General Rules and
           --------------
Regulations under the Securities Act.

          "Regulation S-X" means Regulation S-X of the General Rules and
           --------------
Regulations under the Securities Act.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Securitization Facility" means that certain Pooling and Servicing
           -----------------------
Agreement and Indenture of Trust, dated as of July 1, 1995, by and between AFG Credit Corporation and First Union National Bank of North Carolina, as amended and supplemented.

          "Subsidiary" of AFG shall include all corporations, partnerships,
           ----------
joint ventures, limited liability companies, associations and other entities (a) in which AFG owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (b) of which AFG otherwise directly or indirectly controls or directs the policies or operations or (c) which would be considered subsidiaries of AFG within the meaning of Regulation S-K or Regulation S-X.

          "Transactions" means, collectively, (a) all capital contributions to,
           ------------
or purchases of capital stock of, AFG by any member of the PLMI Affiliated Group, (b) the borrowings made by AFG under the Securitization Facility and the Warehouse Credit Facility and (c) the Initial Public Offering.

          "Underwritten Registration" or "Underwritten Offering" means a
           ----------------------------------------------------
registration in which securities of AFG are sold to underwriters for re-offering to the public.

          "Warehouse Credit Facility" means the warehouse credit facility
           -------------------------
provided for by the Warehousing Credit Agreement, dated as of [______], 1998, by and between AFG and First Union National Bank of North Carolina, as agent for the lenders thereunder.

          "Wholly Owned Subsidiary" of AFG shall include all Subsidiaries of AFG
           -----------------------
in which AFG owns (directly or indirectly) all of the outstanding voting stock, voting power, partnership interests or similar ownership interests, except for director's qualifying shares in nominal amounts.


                                  ARTICLE II

                              COSTS AND EXPENSES

          SECTION II.1  Allocation of Costs and Expenses.  AFG shall pay (or, to
                        --------------------------------
the extent incurred by and paid for by any member of the PLMI Affiliated Group, shall promptly reimburse such member of the PLMI Affiliated Group for any and all amounts so paid) for all fees, costs and expenses incurred by AFG or any member of the PLMI Affiliated Group in connection with the Transactions, including but not limited to any and all fees, costs and expenses related to (a) the preparation and negotiation of this Agreement and of all of the documentation related to Transactions and all related transactions, (b) the preparation and execution or filing of any and all further documents, agreements, forms, applications, contracts or consents associated with the Transactions and all related transactions, (c) the preparation, printing and filing of the Registration Statement for the Initial Public Offering and any other Registration Statements relating to any of the Transactions, including all fees and expenses of complying with applicable federal, state or foreign securities laws and applicable rules and regulations of domestic or foreign securities exchanges, including the National Association of Securities Dealers, Inc. Automated Quotations National Market System, together with fees and expenses of counsel retained to effect such compliance, (d) the preparation, printing and distribution of each of the Prospectuses for the Initial Public Offering and any other Transactions and (e) the listing of the Common Stock and any other securities of AFG on any domestic or foreign securities exchange, including the National Association of Securities Dealers, Inc. Automated Quotations National Market System; provided, however, that AFG shall have no obligation to pay
               --------  -------
any underwriting fees, discounts, commissions or expenses attributable to the sale of Registrable Shares, including but not limited to the fees and expenses of any underwriters and such underwriters' counsel.


                                  ARTICLE III

                              CORPORATE SERVICES

          SECTION III.1  Services.  During the three-year period immediately
                         --------
following the date hereof, PLMI shall provide AFG the Corporate Services; provided, however, that the nature and scope of each of the Corporate Services
--------  -------
shall not be greater than that provided by PLMI to AFG prior to the date hereof and shall not be greater than that provided by PLMI to its own internal organizations during such three-year period.

          SECTION III.2 Compensation.  In consideration of the provision of the
                        ------------
Corporate Services by PLMI to AFG hereunder during the three-year period specified in Section 3.1 hereof, AFG shall pay PLMI an annual service fee in the amount of $500,000, which fee shall be payable by AFG in four equal installments of $125,000 each on or before the thirtieth day of each January, April, July and September.


                                   ARTICLE IV

                              CORPORATE GOVERNANCE

          SECTION IV.1  PLMI Consent to Certain Actions.  Until the earlier to
                        -------------------------------
occur of (a) the date on which the members of the PLMI Affiliated Group shall cease to own, in the aggregate, at least 35% of the voting power of the Outstanding Common Stock and (b) the date on which the members of the PLMI Affiliated Group shall cease to own, in the aggregate, at least 35% of all of the issued and outstanding shares of Common Stock (not including, for purposes of determining such percentages, any shares of Common Stock held as treasury stock by AFG or held by any Subsidiary of AFG), AFG shall not permit any of the following to occur without the prior written consent of PLMI:

          (i) any consolidation or merger of AFG with or into any Person or of any Person with or into AFG (other than a merger or consolidation of AFG with or into a Wholly Owned Subsidiary of AFG);

         (ii) any consolidation or merger of any Subsidiary of AFG with or into any Person or of any Person with or into any Subsidiary of AFG (other than a merger or consolidation of a Subsidiary of AFG with or into a Wholly Owned Subsidiary of AFG);

        (iii) any sale, lease, exchange or other disposition by AFG or any Subsidiary of AFG, directly or indirectly, in a single transaction or series of related transactions, of all or substantially all of the assets of AFG or any Subsidiary of AFG (other than transactions to which AFG and one or more Wholly Owned Subsidiaries of AFG are the only parties);

         (iv) any alteration or amendment of the Amended and Restated Certificate of Incorporation of AFG or the Amended and Restated By-Laws of AFG;

          (v) any issuance by AFG or any Subsidiary of AFG of any shares of its respective capital stock or any options, warrants or rights to acquire such capital stock or securities convertible into or exchangeable for capital stock, except (x) up to 910,000 options to purchase shares of Common Stock of AFG issuable pursuant to employee and director stock option, profit sharing and other benefit plans of AFG and its Subsidiaries and the issuance of the shares of Common Stock underlying such options, (y) the issuance of shares of capital stock of a Wholly Owned Subsidiary of AFG to AFG or another Wholly Owned Subsidiary of AFG and (z) in the Initial Public Offering;

         (vi) the election or appointment of persons to, or the filling of a vacancy in, the offices of President or Chief Executive Officer of AFG; provided, however, that this provision shall in no way limit the ability of AFG
--------  -------
to effect the removal of any person from either or both of such offices; or

         (vi)  the dissolution, liquidation or winding up of AFG.


                                   ARTICLE V

                             EQUITY PURCHASE RIGHTS

          SECTION V.1  Equity Purchase Rights.  So long as the members of the
                       ----------------------
PLMI Affiliated Group own, in the aggregate, directly or indirectly, at least 35% of the voting power of the Outstanding Common Stock and 35% of the issued and outstanding Common Stock, the members of the PLMI Affiliated Group shall have the equity purchase rights set forth in this Article V (the "Equity Purchase Rights"); provided, however, that the members of the PLMI Affiliated
                   --------  -------
Group shall not be entitled to Equity Purchase Rights to the extent that the principal national securities exchange in the United States on which the Common Stock is listed, if any, prohibits or limits the granting by AFG of such Equity Purchase Rights.

          SECTION V.2  Procedure.  As soon as practicable after determining to
                       ---------
issue Equity Purchase Shares, but in any event at least five Business Days prior to issuing Equity Purchase Shares to any Person other than to a member of the PLMI Affiliated Group (and other than Equity Purchase Shares issued by AFG (i) under its employee stock option or other benefit plans, (ii) if AFG then has outstanding Public Company Stock, under dividend reinvestment plans that offer Common Stock to security holders at a discount from Average Market Price (as defined below) no greater than is then customary for public corporations, (iii) pursuant to the Initial Public Offering or (iv) otherwise than for cash consideration), AFG shall notify PLMI by written notice of such proposed sale (which notice shall specify, to the extent practicable, the purchase price for, and terms and conditions of, such Equity Purchase Shares) and shall offer to sell to PLMI (which offer may be assigned by PLMI to another member of the PLMI Affiliated Group) at the purchase price (net of any underwriting discounts or commissions), if any, to be paid by the transferee(s) of such Equity Purchase Shares an amount of Equity Purchase Shares determined as provided below. Immediately after the amount of Equity Purchase Shares to be sold to other Persons is known to AFG, it shall notify PLMI (or such assignee) of such amount. If such offer is accepted in writing within five Business Days after the notice of such proposed sale (or such longer period as is necessary for the members of the PLMI Affiliated Group to obtain regulatory approvals), AFG shall sell to such member of the PLMI Affiliated Group an amount of Equity Purchase Shares (the "Equity Purchase Share Amount") equal to the product of (A) the quotient of
(x) the number of shares of Common Stock owned by the members of the PLMI Affiliated Group, in the aggregate, immediately prior to the issuance of the Equity Purchase Shares by (y) the aggregate number of shares of Outstanding Common Stock owned by Persons other than by members of the PLMI Affiliated Group immediately prior to the issuance of the Equity Purchase Shares, multiplied by
(B) the aggregate number of Equity Purchase Shares being issued by AFG to Persons other than members of the PLMI Affiliated Group rounded up to the nearest whole Equity Purchase Share. If, at the time of the determination of any Equity Purchase Share Amount, any other Person has preemptive or other equity purchase rights similar to the Equity Purchase Rights, such Equity Purchase Share Amount shall be recalculated to take into account the amount of Common Stock to be sold to such Persons, rounding up such Equity Purchase Share Amount to the nearest whole Equity Purchase Share. If AFG determines in good faith that, in light of the advice of an investment banking firm advising it or of its other financial advisors, it must consummate the issuance and sale of the Equity Purchase Shares prior to the members of the PLMI Affiliated Group having obtained any necessary regulatory approvals, AFG shall notify PLMI in writing of such determination and shall then be free so to consummate such issuance and sale without the members of the PLMI Affiliated Group having the right then to purchase its proportionate share of such Equity Purchase Shares; provided, however, that in such event the members of
                 --------  -------
the PLMI Affiliated Group shall have the right to purchase from AFG, within 60 Business Days (or such longer period (up to one year) as is necessary for the members of the PLMI Affiliated Group to obtain regulatory approvals) Common Stock in an amount equal to the amount of Common Stock it would have received had it been able to purchase (and, in the case of Equity Purchase Shares other than Common Stock, securities exercisable or exchangeable for or convertible into Common Stock) the Equity Purchase Shares offered to it pursuant to this
Article V, at a per share purchase price equal to the lower of (i) the sum of the purchase price (net of any underwriting discounts or commissions), if any, paid by the transferee(s) plus the exercise price, if any, of such Equity Purchase Shares, and (ii) the Average Market Price per share of Common Stock and, if there is no Average Market Price, the Fair Market Value per share of Common Stock, in each case, at the time of purchase by the members of the PLMI Affiliated Group.

          SECTION V.3  Closing.  The purchase and sale of any Equity Purchase
                       -------
Shares pursuant to this Article V shall take place at 9:00 A.M. on the latest of
(i) the fifth Business Day following the acceptance of such offer, (ii) the Business Day on which such Equity Purchase Shares are issued to Persons other than the members of the PLMI Affiliated Group and (iii) the fifth Business Day following the expiration of any required governmental or other regulatory waiting periods or the obtaining of any required governmental or other regulatory consents or approvals, at the offices of PLMI indicated in Section
10.1 hereof, or at such other time and place as PLMI and AFG will agree. At the time of purchase, AFG shall deliver to PLMI (or such assignee) certificates registered in the name of the appropriate members of the PLMI Affiliated Group representing the shares purchased, and the members of the PLMI Affiliated Group shall transfer to AFG the purchase price in United States dollars by bank check or wire transfer of immediately available funds, as specified by AFG, to an account designated by AFG not less than five Business Days prior to the date of purchase. AFG and the members of the PLMI Affiliated Group shall use their best efforts to comply as soon as practicable with all federal and state laws and regulations and stock exchange listing requirements applicable to any purchase and sale of securities under this Article V.


                                   ARTICLE VI

                        FINANCIAL AND OTHER INFORMATION

          SECTION VI.1 Twenty Percent Threshold.  AFG agrees that during any
                       ------------------------
period in which the members of the PLMI Affiliated Group own, in the aggregate, at least 20% of the voting power of the Outstanding Common Stock or 20% of the Common Stock then outstanding, or during any period in which any member of the PLMI Affiliated Group is required to account for its investment in AFG under the equity method of accounting (determined in accordance with GAAP consistently applied after consultation with PLMI Auditors (as defined below)):

          (a)  Maintenance of Books and Records.  AFG shall, and shall cause
               --------------------------------
each of its Subsidiaries to, (i) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of AFG and such Subsidiaries and (ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (w) transactions are executed in accordance with management's general or specific authorization, (x) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (2) to maintain accountability for assets, (y) access to assets is permitted only in accordance with management's general or specific authorization and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Notwithstanding the foregoing, the provisions of this paragraph (a) shall be inapplicable at any time when PLMI is providing AFG hereunder the services specified in Item (10) of Exhibit A hereto.

          (b)  Fiscal Year.  AFG shall, and shall cause each of its Subsidiaries
               -----------
to, maintain a fiscal year which commences on January 1 and ends on December 31 of each calendar year; provided, however, that, if on the date hereof any
                       --------  -------
Subsidiary of AFG has a fiscal year which ends on a date other than December 31, AFG shall use its best efforts to cause such Subsidiary to change its fiscal year to one which ends on December 31 provided that such change is reasonably practical.

          (c)  Summary Monthly Financial Information.  As soon as practicable,
               -------------------------------------
and within seven Business Days after the end of each of the first eleven months in each fiscal year of AFG and within eight Business Days after the end of the last month in each fiscal year of AFG, AFG shall deliver to PLMI a summary of consolidated net income and consolidated pre-tax income for AFG and its Subsidiaries for such month and the year-to-date period. Notwithstanding the foregoing, the provisions of this paragraph (c) shall be inapplicable at any time when PLMI is providing AFG hereunder the services specified in Item (10) of Exhibit A hereto.

          (d)  Detailed Monthly Financial Information.  As soon as practicable,
               --------------------------------------
and within 15 Business Days after the end of each of the first eleven months in each fiscal year of AFG and within ten Business Days after the end of the last month in each fiscal year, AFG shall deliver to PLMI (i) a summary consolidated balance sheet and consolidated statement of income for AFG and its Subsidiaries as of and for the year-to-date period, and (ii) a comparative (A) summary of net income, (B) summary of financial operations, (C) summary of key business indicators, (D) balance sheet and (E) summary of return on assets, return on equity and ratio of assets to equity. Notwithstanding the foregoing, the provisions of this paragraph (d) shall be inapplicable at any time when PLMI is providing AFG hereunder the services specified in Item (10) of Exhibit A hereto.

          (e)  Unaudited Quarterly Financial Statements.  As soon as
               ----------------------------------------
practicable, and within 18 days after the end of each of the first three fiscal quarters in each fiscal year of AFG, AFG shall deliver to PLMI drafts of (i) the consolidated financial statements of AFG and its Subsidiaries (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of AFG the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year in reasonable detail and in accordance with Article 10 of Regulation S-X, and (ii) a discussion and analysis by management of AFG's and its Subsidiaries' financial condition and results of operations for such fiscal period, including but not limited to an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(b) of Regulation S-K. The information set forth in clauses (i) and (ii) above is herein referred to as the "Quarterly Financial Statements." AFG shall deliver to PLMI all revisions to such drafts as soon as any such revisions are prepared or made. No later than two Business Days prior to the date AFG publicly files the Quarterly Financial Statements with the SEC or otherwise, AFG shall deliver to PLMI the final form of the Quarterly Financial Statements certified by the chief financial or accounting officer of AFG as presenting fairly, in all material respects, the financial condition and results of operations of AFG and its consolidated Subsidiaries. Notwithstanding the foregoing, the provisions of this paragraph (e) shall be inapplicable at any time when PLMI is providing AFG hereunder the services specified in Item (10) of Exhibit A hereto.

          (f)  Audited Annual Financial Information.  As soon as is practicable,
               ------------------------------------
AFG shall deliver to PLMI (i) within 40 days after the end of each fiscal year of AFG, drafts of (x) the consolidated financial statements of AFG (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal year in reasonable detail and in accordance with Regulation S-X and (y) a discussion and analysis by management of AFG's consolidated financial condition and results of operations for such year, including but not limited to an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(a) of Regulation S-K and (ii) within 35 days after the end of each fiscal year of AFG, a draft of a discussion and analysis of AFG's consolidated financial condition and results of operations for such year, including but not limited to an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(a) of Regulation S-K, for inclusion in the annual report to stockholders of any member of the PLMI Affiliated Group. The information set forth in (i) and (ii) above is herein referred to as the "AFG Annual Financial Statements." AFG shall deliver to PLMI
                    -------------------------------
all revisions to such drafts as soon as any such revisions are prepared or made. AFG shall deliver to PLMI, no later than 80 days after the end of each fiscal year of AFG, the final form of the AFG Annual Financial Statements accompanied by an opinion thereon by AFG's independent certified public accountants. Notwithstanding the foregoing, the provisions of this paragraph (f) shall be inapplicable at any time when PLMI is providing AFG hereunder the services specified in Item (10) of Exhibit A hereto.

          (g)  Other Financial Information.  AFG shall provide to PLMI upon
               ---------------------------
request such other information and analyses as PLMI may reasonably request on behalf of any member of the PLMI Affiliated Group in order to analyze the financial statements and condition of AFG and its Subsidiaries and shall provide PLMI and its accountants with an opportunity to meet with management of AFG and its accountants in connection therewith. AFG shall deliver to PLMI all Quarterly Financial Statements and audited annual financial statements of each Subsidiary of AFG that is itself required to file financial statements with the SEC or otherwise make such financial statements publicly available, with such financial statements to be provided in the same manner and detail and on the same time schedule as those financial statements of AFG required to be delivered to PLMI pursuant to this Section 6.1. Notwithstanding the foregoing, the provisions of this paragraph (g) shall be inapplicable at any time when PLMI is providing AFG hereunder the services specified in Item (10) of Exhibit A hereto.

          (h)  General Financial Statement Requirements.  All information
               ----------------------------------------
provided by AFG or any of its Subsidiaries to PLMI pursuant to Sections 6.1(c)-
(g) inclusive shall be consistent in terms of format and detail and otherwise with the procedures in effect on the date hereof with respect to the provision of such financial and other information by AFG and its Subsidiaries to PLMI (and, where appropriate, as presently presented in financial and other reports delivered to the Board of Directors of PLMI), with such changes therein as may be reasonably requested by PLMI from time to time. Notwithstanding the foregoing, the provisions of this paragraph (h) shall be inapplicable at any time when PLMI is providing AFG hereunder the services specified in Item (10) of Exhibit A hereto.

          (i)  Budgets and Projections.  AFG shall, as promptly as practicable,
               -----------------------
deliver to PLMI copies of all annual and other budgets and financial projections (consistent in terms of format and detail and otherwise with the procedures in effect on the date hereof) relating to AFG or any of its Subsidiaries and shall provide PLMI an opportunity to meet with management of AFG to discuss such budgets and projections.

          (j)  Public Information and SEC Reports.  AFG and each of its
               ----------------------------------
Subsidiaries that files information with the SEC shall deliver to PLMI (to the attention of its General Counsel), as soon as substantially final drafts are prepared, copies of all reports, notices and proxy and information statements to be sent or made available by AFG or any of its Subsidiaries to their securityholders and all regular, periodic and other reports filed under Sections 13, 14 and 15 of the Exchange Act (including Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Stockholders), and all Registration Statements and Prospectuses to be filed by AFG or any of its Subsidiaries with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, "AFG Public Documents"), and, as
                                               --------------------
soon as practicable, but in no event later than one Business Day prior to the date the same are printed, sent or filed, whichever is earliest, final copies of all AFG Public Documents. Notwithstanding the foregoing, the provisions of this paragraph (j) shall be inapplicable at any time when PLMI is providing AFG hereunder the services specified in Item (11) of Exhibit A hereto.

          (k)  Press Releases and Certain Additional Documents.  Prior to
               -----------------------------------------------
issuance, AFG shall deliver to PLMI copies of all press releases and other statements to be made available by AFG or any of its Subsidiaries to the public, including but not limited to information concerning material developments in the business, properties, results of operations, financial condition or prospects of AFG or any of its Subsidiaries. No report, registration, information or proxy statement, Prospectus or other document that refers, or contains information with respect, to any member of the PLMI Affiliated Group shall be filed with the SEC or otherwise made public by AFG or any of its Subsidiaries without the prior written consent of PLMI with respect to those portions of such document that contain information concerning any member of the PLMI Affiliated Group, except as may be required by law, rule or regulation (in such cases AFG shall use its best efforts to notify the relevant member of the PLMI Affiliated Group and get such member's consent before making a filing with the SEC or otherwise making any such information public).

          (l)  Other Information. With reasonable promptness, AFG shall deliver
               -----------------
to PLMI such additional financial and other information and data with respect to AFG and its Subsidiaries and their businesses, properties, financial positions, results of operations and prospects as from time to time may be reasonably requested by PLMI.

          (m)  Earnings Releases.  PLMI agrees that, unless required by law,
               -----------------
rule or regulation or unless AFG shall have consented thereto, no member of the PLMI Affiliated Group shall publicly release any quarterly, annual or other financial information of AFG or any of its Subsidiaries ("AFG Information")
                                                          ---------------
delivered to PLMI pursuant to this Section 6.1 prior to the time that PLMI publicly releases financial information of PLMI for the relevant period. AFG and PLMI shall consult on the timing of their annual and quarterly earnings releases and shall give each other an opportunity to review the information therein relating to AFG and its Subsidiaries and to comment thereon. In the event that any member of the PLMI Affiliated Group is required by law to release such AFG Information publicly prior to the public release of PLMI's financial information and fails to obtain AFG's consent to release such AFG Information, PLMI shall give AFG notice of such release of AFG Information as soon as practicable but no later than immediately prior to such release of AFG Information.

          (n)  PLMI Affiliated Group Public Filings.  AFG shall cooperate fully
               ------------------------------------
with PLMI to the extent reasonably requested by PLMI in the preparation of any PLMI Affiliated Group member's public earnings releases, quarterly reports on Form 10-Q, Annual Reports to Stockholders, Annual Reports on Form 10-K, any Current

Reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by any member of the PLMI Affiliated Group with the SEC, any national securities exchange or otherwise made publicly available (collectively, "PLMI Public
                                                              -----------
Filings").  AFG agrees to provide to PLMI all information that PLMI reasonably
-------
requests in connection with any such PLMI Public Filings or that, in the judgment of PLMI's General Counsel, is required to be disclosed therein under any law, rule or regulation. Such information shall be provided by AFG in a timely manner to enable PLMI to prepare, print and release such PLMI Public Filings on such date as PLMI shall determine. If and to the extent requested by PLMI, AFG shall diligently review all drafts of such PLMI Public Filings and prepare in a diligent and timely fashion any portion of such PLMI Public Filing pertaining to AFG. Prior to any printing or public release of any PLMI Public Filing, an appropriate executive officer of AFG shall, if requested by PLMI, certify that the information relating to AFG in such PLMI Public Filing is accurate, true and correct in all material respects. Unless required by law, rule or regulation, AFG shall not publicly release any financial or other information that conflicts with the information with respect to AFG that is included in any PLMI Public Filing without PLMI's prior written consent.

          SECTION VI.2  PLMI Annual Statements.  In connection with any PLMI
                        ----------------------
Affiliated Group member's preparation of its audited annual financial statements and its Annual Reports to Stockholders (collectively the "PLMI Annual Statements"), during any period in which the members of the PLMI Affiliated Group own, in the aggregate, at least 20% of the voting power of the Outstanding Common Stock of AFG then outstanding (or such lesser percentage during any time that any member of the PLMI Affiliated Group is required, in accordance with GAAP, to account for its investment in AFG under the equity method of accounting), AFG agrees as follows:

          (a)  Coordination of Auditors' Opinions.  AFG shall use its best
               ----------------------------------
efforts to (i) enable its independent certified public accountants (the "AFG
                                                                         ---
Auditors") to complete their audit such that they will date their opinion on the
--------
AFG Annual Financial Statements on the same date that PLMI independent certified public accountants (the "PLMI Auditors") date their opinion on the PLMI Annual
                         -------------
Statements and (ii) enable PLMI to meet its timetable for the printing, filing and public dissemina tion of the PLMI Annual Statements.

          (b)  Cooperation in Preparation of PLMI Affiliated Group Annual
               ----------------------------------------------------------
Statements.  AFG will provide to PLMI on a timely basis all information that any
----------
member of the PLMI Affiliated Group reasonably requires to meet its schedule for the preparation, printing, filing and public dissemination of the PLMI Annual

Statements. In this respect, AFG shall provide all required financial information with respect to AFG and its consolidated Subsidiaries to the AFG Auditors in a sufficient and reasonable time and in sufficient detail to permit the AFG Auditors to take all steps and perform all review necessary to provide sufficient assistance to the PLMI Auditors with respect to information to be included or contained in the PLMI Annual Statements, such assistance to the PLMI Auditors to be in conformity with current and past practices.

          (c)  Access to Personnel and Working Papers.  AFG shall authorize the
               --------------------------------------
AFG Auditors to make available to the PLMI Auditors both the personnel who performed or are performing the annual audit of AFG and, consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the annual audit of AFG, in all cases within a reasonable time after the AFG Auditor's opinion date, so that the PLMI Auditors are able to perform the procedures they consider necessary to take responsibil ity for the work of the AFG Auditors as it relates to the PLMI Auditors' report on the PLMI Annual Statements, all within sufficient time to enable PLMI to meet its timetable for the printing, filing and public dissemination of the PLMI Annual Statements.

          SECTION VI.3 Forty Percent Threshold.  AFG agrees that during any
                       -----------------------
period in which the members of the PLMI Affiliated Group own, in the aggregate, at least 40% of the voting power of the Outstanding Common Stock (or in which, notwithstanding such percentage, any member of the PLMI Affiliated Group is required, in accordance with GAAP, to consolidate AFG's financial statements with its financial statements):

          (a)  Internal Auditors.  AFG shall provide PLMI's internal auditors
               -----------------
access to AFG's and its Subsidiaries' books and records so that PLMI may conduct reasonable audits relating to the financial statements provided by AFG pursuant to Sections 6.1(c)-(g) hereof, inclusive, as well as to the internal accounting controls and operations of AFG and its Subsidiaries.

          (b)  Accounting Estimates and Principles.  AFG shall give PLMI as much
               -----------------------------------
prior notice as reasonably practical of any proposed determination of, or any significant changes in, accounting estimates or accounting principles from those in effect on the date hereof. In this connection, AFG shall consult with PLMI and, if requested by PLMI, AFG shall consult with its independent public accountants with respect thereto. AFG shall not make any such determination or changes without PLMI's prior written consent if such a determination or change would be sufficiently material to be required to be disclosed in AFG's financial statements as filed with the SEC or otherwise publicly disclosed therein. If PLMI so requests, AFG shall be required to obtain the concurrence of AFG Auditors as to such determination or change prior to its implementation.

          SECTION VI.4  Fifty Percent Threshold.  AFG agrees that during any
                        -----------------------
period in which the members of the PLMI Affiliated Group own, in the aggregate, at least 50% of the voting power of the Outstanding Common Stock (or in which, notwithstanding such percentage, any member of the PLMI Affiliated Group is required, in accordance with GAAP, to consolidate AFG's financial statements with its financial statements):

          (a)  Management Certification.  AFG's chief financial or accounting
               ------------------------
officer shall submit a quarterly representation in the form prescribed by PLMI attesting to the accuracy and completeness of the financial and accounting records referred to therein.

          (b)  Detailed Quarterly Financial Information.  As soon as
               ----------------------------------------
practicable, and within nine Business Days after the end of the first three fiscal quarters in each fiscal year of AFG, AFG shall deliver to PLMI (i) a detailed consolidated balance sheet and consolidated statement of income consistent with PLMI's present chart of accounts (with such changes in such chart of accounts as may be requested by PLMI from time to time) and related analyses of intercompany accounts and investment securities for AFG and its Subsidiaries as of and for the year-to-date period, and (ii) statistical information necessary for inclusion in any PLMI Affiliated Group member's quarterly earnings press release, along with appropriate supporting documentation.

          (c)  Detailed Annual Financial Information.  As soon as practicable,
               -------------------------------------
and within 90 Business Days after the end of each fiscal year of AFG, AFG shall deliver to PLMI (i) a detailed consolidated balance sheet and consolidated statement of income consistent with PLMI's present chart of accounts (with such changes in such chart of accounts as may be requested by PLMI from time to time) and related analyses of intercompany accounts and investment securities for AFG and its Subsidiaries as of and for the full fiscal year, and (ii) statistical information necessary for inclusion in any PLMI Affiliated Group member's annual earnings press release, along with appropriate supporting documentation.

          (d)  Accountants' Reports.  Promptly, but in no event later than five
               --------------------
Business Days following the receipt thereof, AFG shall deliver to PLMI copies of all reports submitted to AFG or any of its Subsidiaries by their independent certified public accountants, including but not limited to each report submitted to AFG or any of its Subsidiaries concerning its accounting practices and systems and any comment letter submitted to management in connection with their annual audit and all responses by management to such reports and letters.

          SECTION VI.5  Ten Percent Threshold.  AFG agrees that, during any
                        ---------------------
period in which the members of the PLMI Affiliated Group own, in the aggregate, at least 10% but less than 20% of the voting power of the Outstanding Common Stock, AFG shall:

          (a) furnish to PLMI as soon as publicly available, copies of all financial statements, reports, notices and proxy statements sent by AFG in a general mailing to all its stockholders, of all reports on Forms 10-K, 10-Q and 8-K, and of all final Prospectuses filed pursuant to Rule 424 under the Securities Act; and

          (b) permit PLMI to visit and inspect any of the properties, corporate books, and financial and other records of AFG and its Subsidiaries, and to discuss the affairs, finances and accounts of any such corporations with the officers of AFG and the AFG Auditors, all at such times and as often as PLMI may reasonably request.

          SECTION VI.6  Confidentiality.  All information provided by AFG
                        ---------------
pursuant to this Article VI shall, except if the purpose for which such information is furnished to PLMI pursuant to this Agreement contemplates such disclosure and except for disclosure to the other members of the PLMI Affiliated Group by PLMI, be kept confidential by PLMI and the other members of the PLMI Affiliated Group, and PLMI and the other members of the PLMI Affiliated Group shall not disclose any such information in any manner whatsoever, until such information is disclosed by AFG or otherwise becomes generally available to the public, except as such disclosure may be required by law, rule or regulation. Any information furnished to PLMI by AFG pursuant to Sections 6.1(g), 6.1(i), 6.1(l), 6.2(c), 6.4 and 6.5(b) hereof shall be used solely for financial reporting, planning, control and record keeping purposes of the members of the PLMI Affiliated Group.


                                  ARTICLE VII

                              REGISTRATION RIGHTS

           SECTION VII.1  Requested Registrations.
                          -----------------------

          (a)  Right to Request Registration.  At any time and from time to time
               -----------------------------
after the date hereof, upon the written request of any member of the PLMI Affiliated Group requesting that AFG effect the registration under the Securities Act of all or part of the Registrable Shares (a "Demand
                                                            ------
Registration"), AFG shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of such number of Registrable Shares requested to be so registered; provided, however, that AFG
                                                  --------  -------
shall not be required to file a Registration Statement pursuant to this Section 7.1(a), (i) within a period of six months after the effective date of any other Registration Statement of AFG requested hereunder, (ii) relating to an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act if AFG is not, at the time, eligible to register shares of Common Stock on Form S-3 (or a successor form) or
(iii) with respect to any offering that is not reasonably expected to yield gross proceeds of at least $10 million.

          Promptly after receipt of any such request for a Demand Registration, AFG shall give written notice of such request to all other holders of Common Stock having rights to have their shares included in such registration and shall, subject to the provisions of Section 7.1(c) hereof, include in such registration all such Registrable Shares with respect to which each member of the PLMI Affiliated Group or such other stockholder has requested to be so registered.

          (b)  Effective Registration.  A registration requested pursuant to
               ----------------------
this Section 7.1 shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 7.1(a) above) (i) unless the registration statement relating thereto has become effective under the Securities Act, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by any member of the PLMI Affiliated Group and, as a result thereof, the Registrable Shares requested to be registered cannot be completely distributed in accordance with the plan of distribution, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by any member of the PLMI Affiliated Group or
(iv) if, pursuant to Section 7.1(c) hereof, less than all of the Registrable Shares requested be registered were actually registered.

          (c)  Priority.  If a requested registration pursuant to this Section
               --------
7.1 involves an underwritten offering and the managing underwriter shall advise AFG that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then AFG will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated (i) first, to Registrable Shares requested by the members of the PLMI Affiliated Group to be included in such registration, (ii) second, among all shares of Common Stock requested to be included in such registration by any other stockholder of AFG owning shares of Common Stock eligible for such registration, pro rata on the basis of the number of shares of Common Stock requested to be
--- ----
included in such registration and (iii) third, among other securities, if any, requested and otherwise eligible to be included in such registration (including securities to be sold for the account of AFG).

          (d)  Preemption of Demand Registration.  Notwithstanding the
               ---------------------------------
foregoing, if the Board of Directors of AFG determines in its good faith judgment, (i) after consultation with a nationally recognized investment banking firm, that there will be an adverse effect on a then contemplated public offering of AFG's securities, (ii) that the disclosures that would be required to be made by AFG in connection with such registration would be materially harmful to AFG because of transactions then being considered by, or other events then concerning, AFG, or (iii) that registration at the time would require the inclusion of pro forma or other information, which requirement AFG is reasonably
             --- -----
unable to comply with, then AFG may defer the filing (but not the preparation) of the Registration Statement that is required to effect any registration pursuant to this Section 7.1 for a reasonable period of time, but not in excess of 90 calendar days (or any longer period agreed to by the requesting holders of Registrable Shares), provided that at all times AFG is in good faith using all
                     --------
reasonable efforts to file such Registration Statement as soon as practicable.

          (e)  Other Registration Rights.  AFG shall not, without the prior
               -------------------------
written consent of PLMI, grant to any Person the right, other than as set forth herein and except to employees, directors, agents and consultants of AFG, to request AFG to register any securities of AFG except such rights as are not more favorable than the rights granted to the members of the PLMI Affiliated Group herein.

          SECTION VII.2  Registration Procedures.  If and whenever AFG is
                         -----------------------
required to use its best efforts to effect or cause the registration of any Registrable Shares under the Securities Act as provided in this Agreement, AFG shall:

          (a) prepare and file with the SEC as expeditiously as possible, but in no event later than 90 calendar days after receipt of a request for registration with respect to such Registrable Shares, a Registration Statement on any form for which AFG then qualifies or which counsel for AFG shall deem appropriate, which form shall be available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective as soon as practicable; provided, however, that before filing with the SEC a Registration Statement
--------  -------
or Prospectus or any amendments or supplements thereto, including any documents incorporated by reference therein, AFG shall (x) furnish to PLMI and to one counsel selected by PLMI (or by PLMI and holders of other securities covered by such Registration Statement, but in no event to more than one firm of attorneys for all such selling securityholders) copies of all such documents proposed to be filed, which documents shall be subject to the review of PLMI and such counsel, and (y) notify PLMI of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 calendar days or such shorter period which shall terminate when all Registrable Shares covered by such Registration Statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

          (c) furnish, without charge, to PLMI and each underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (including one conformed copy to PLMI and one signed copy to each managing underwriter, and in each case, including all exhibits thereto), and the Prospectus included in such Registration Statement (including each preliminary Prospectus), in conformity with the requirements of the Securities Act, and such other documents as PLMI may reasonably request in order to facilitate the disposition of the Registrable Shares registered thereunder;

          (d) use its best efforts to register or qualify such Registrable Shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as the selling securityholders, and the managing underwriter, if any, reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable the selling securityholders and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Shares registered thereunder; provided, however, that AFG
                                          --------  -------
shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) immediately notify the managing underwriter, if any, PLMI and the selling securityholders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that comes to AFG's attention if, as a result of such event, the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and AFG shall promptly prepare and furnish to the selling securityholders a supplement or amendment to such Prospectus so that, as thereafter delivered, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if AFG determines in good faith
                        --------  -------
that the disclosure that would be required to be made by AFG would be materially harmful to AFG because of transactions then being considered by, or other events then concerning, AFG, or a supplement or amendment to such Prospectus at such time would require the inclusion of pro forma or other information, which
                                    --- -----
requirement AFG is reasonably unable to comply with, then AFG may defer, for a reasonable period of time not to exceed 90 calendar days, furnishing to the selling securityholders a supplement or amendment to such Prospectus; provided,
                                                                      --------
further, that at all times AFG is in good faith using all reasonable efforts to
-------
file such amendment as soon as practicable;

          (f) use its best efforts to cause all such securities being registered to be listed on each securities exchange on which similar securities issued by AFG are then listed, and enter into such customary agreements, including a listing application and indemnification agreement, in customary form (provided that the applicable listing requirements are satisfied), and to
 --------
provide a transfer agent and registrar for such Registrable Shares covered by such Registration Statement no later than the effective date of such Registration Statement;

          (g) make available for inspection by PLMI and any holder of securities covered by such Registration Statement, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such persons (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents
-----------
and properties of AFG and its Subsidiaries (collectively, "Records"), if any, as
                                                           -------
shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause AFG's and its Subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement. Notwithstanding the foregoing, AFG shall have no obligation to disclose any Records to the Inspectors in the event AFG determines that such disclosure is reasonable likely to have an adverse effect on AFG's ability to assert the existence of an attorney-client privilege with respect thereto;

          (h) if requested, use its best efforts to obtain a "cold comfort" letter from AFG's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters;

          (i) make available senior management personnel to participate in, and cause them to cooperate with the underwriters in connection with, "road show" and other customary marketing activities, including "one-on-one" meetings with prospective purchasers of the Registrable Shares;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of such Registration Statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

          (k) use its best efforts to create, without charge, a depositary arrangement whereby depositary shares representing fractional shares of Registrable Shares will be issued to the public, to execute and provide, without charge, customary documentation in respect thereof and such other documentation that PLMI may reasonably request in order to facilitate the disposition of the depositary shares created thereunder.

          SECTION VII.3  Cooperation from PLMI.  PLMI shall use its best efforts
                         ---------------------
to furnish or cause to be furnished promptly to AFG such information concerning

PLMI as AFG or its agents may reasonably request in connection with the preparation of any Registration Statement pursuant to Section 7.2 hereof.

          SECTION VII.4  Restriction on Disposition of Registrable Shares.  PLMI
                         ------------------------------------------------
agrees that, upon receipt of any notice from AFG of the happening of any event of the kind described in Section 7.2(e) hereof, PLMI shall, and shall cause each member of the PLMI Affiliated Group to, discontinue disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7.2(e) hereof, or until otherwise notified by AFG, and, if so directed by AFG, PLMI shall, and shall cause each member of the PLMI Affiliated Group to, deliver to AFG (at AFG's expense) all copies (including but not limited to any and all drafts), other than permanent file copies, then in their possession, of the Prospectus covering such Registrable Shares at the time of receipt of such notice. In the event AFG gives any such notice, the period mentioned in Section 7.2(b) hereof shall be extended by the greater of (x) three months or (y) the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.2(e) hereof to and including the date when the selling securityholders will have received the copies of the supplemented or amended Prospectus contemplated by Section 7.2(e) hereof.

          SECTION VII.5  Selection of Underwriters.  If any offering pursuant to
                         -------------------------
a registration requested pursuant to Section 7.1 hereof is to be an Underwritten Offering, PLMI shall have the right to select a managing underwriter or underwriters to administer the offering.

          SECTION VII.6  Registration Expenses.  AFG shall pay the following
                         ---------------------
registration expenses incurred in connection with a registration hereunder: (a) all registration and filing fees, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares),
(c) printing expenses, (d) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (e) the fees and expenses incurred in connection with the listing of the Registrable Shares on any national securities exchange or interdealer quotation system, (f) the reasonable fees and disbursements of counsel for AFG and customary fees and expenses for independent certified public accountants retained by AFG (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (g) the reasonable fees and disbursements of not more than one firm of attorneys acting as legal counsel for all of the selling securityholders, collectively, (h) the fees and expenses of any registrar and transfer agent and (i) the underwriting fees, discounts and commissions applicable to any Common Stock sold for the account of AFG. Except as otherwise provided in clause (i) of this Section 7.6, AFG shall have no obligation to pay any underwriting fees, discounts, commissions or expenses attributable to the sale of Registrable Shares, including but not limited to the fees and expenses of any underwrit ers and such underwriters' counsel.

          SECTION VII.7  Conversion of Other Securities.  If any holder of
                         ------------------------------
Registrable Shares offers any options, rights, warrants or other securities issued by it or any other Person that are offered with, convertible into or exercisable or exchangeable for any Registrable Shares, the Registrable Shares underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Section 7.1 hereof.

          SECTION VII.8  Rule 144.  If and for so long as AFG is subject to the
                         --------
reporting requirements of the Exchange Act, AFG shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 (or any successor provision) under the Securities Act.

           SECTION VII.9  Transfer of Registration Rights.
                          -------------------------------

          (a) Any member of the PLMI Affiliated Group may transfer all or any portion of its rights under this Article VII and Article VIII hereof to any transferee (each, a "transferee") of Registrable Shares. Any transfer of
                     ----------
registration rights pursuant to this Section 7.9 shall be effective upon receipt by AFG of written notice from such member of the PLMI Affiliated Group stating the name and address of any transferee and identifying the amount of Registrable Shares with respect to which the rights under this Article VII (and Article VIII hereof) are being transferred and the nature of the rights so transferred. In connection with any such transfer, the term "PLMI" or "member of the PLMI Affiliated Group" as used in this Agreement shall, where appropriate to assign such rights and obligations to such transferee, be deemed to refer to the transferee holder of such Registrable Shares. Any member of the PLMI Affiliated Group and such transferees may exercise the registration rights provided for herein in such proportion as they shall agree among themselves.

          (b) After such transfer, each member of the PLMI Affiliated Group shall retain its rights under this Agreement with respect to all other Registrable Shares owned by such member of the PLMI Affiliated Group.

          (c) Upon the request of any member of the PLMI Affiliated Group, AFG shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to the applicable sections of this Agreement.


                                 ARTICLE VIII

              BUSINESS AND REGISTRATION STATEMENT INDEMNIFICATION

           SECTION VIII.1  General Cross Indemnification.
                           -----------------------------

          (a) PLMI agrees to indemnify and hold harmless AFG and its Subsidiaries and each of the officers, directors, employees and agents of AFG and its Subsidiaries against any and all costs and expenses arising out of third-party claims (including but not limited to attorneys' fees, interest, penalties and costs of investigation or preparation for defense), judgments, fines, losses, damages, liabilities, demands, assessments and amounts paid in settlement (collectively, "Losses"), in each case, based on, arising out of,
                           ------
resulting from or in connection with any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, "Actions"), based on, arising out of,
                                       -------
pertaining to or in connection with any breach by PLMI of this Agreement.

          (b) AFG agrees to indemnify and hold harmless each member of the PLMI Affiliated Group and each of the officers, directors, employees and agents of each member of the PLMI Affiliated Group against any and all Losses, in each case, based on, arising out of, resulting from or in connection with any Actions based on, arising out of, pertaining to or in connection with (i) any activities, action or inaction on the part of AFG or any of its Subsidiaries or any of their officers, directors, employees, affiliates (other than a member of the PLMI Affiliated Group), fiduciaries or agents, (ii) any breach by AFG of this Agreement or any other agreement between AFG or any of its Subsidiaries and any member of the PLMI Affiliated Group or (iii) any Keepwell.

          The indemnity agreement contained in this Section 8.1 shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.

           SECTION VIII.2  Registration Statement Indemnification.
                           --------------------------------------

          (a) AFG agrees to indemnify and hold harmless each member of the PLMI Affiliated Group, each Person to whom registration rights will have been transferred pursuant to Section 7.9 hereof and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (collectively, the "Registration Indemnitees")
                                                   ------------------------
from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with information relating to a Registration Indemnitee furnished in writing to AFG by or on behalf of a Registration Indemnitee expressly for use in connection therewith.

          (b) Each Registration Indemnitee agrees, severally and not jointly, to indemnify and hold harmless AFG, its directors, its officers who sign any Registration Statement, and any person who controls AFG within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from AFG to each Registration Indemnitee, but only with respect to information relating to such Registration Indemnitee furnished in writing by or on behalf of such Registration Indemnitee expressly for use in any Registration Statement or Prospectus. If any Action will be brought against AFG, any of its directors, any such officer or any such controlling person based on any Registration Statement or Prospectus and in respect of which indemnity may be sought against a Registration Indemnitee pursuant to this paragraph (b), PLMI shall have the rights and duties given to AFG by Section 8.4 hereof (except that if AFG shall have assumed the defense thereof such Registration Indemnitee shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Registration Indemnitee's expense), and AFG, its directors, any such officer and any such controlling person shall have the rights and duties given to such Registration Indemnitee by
Section 8.4 hereof.

           SECTION VIII.3  Contribution.
                           ------------

          (a) If the indemnification provided for in this Article VIII is unavailable to an indemnified party under Section 8.2 hereof in respect of any Losses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by AFG on the one hand and the applicable Registration Indemnitee on the other hand from the offering of the securities covered by the applicable Registration Statement and Prospectus or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of AFG on the one hand and the applicable Registration Indemnitee on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by AFG on the one hand and a Registration Indemnitee on the other shall be deemed to be in the same proportion as the total net proceeds from the applicable securities offering (before deducting expenses) received by AFG bear to the total net proceeds from such offering (before deducting expenses) received by such Registration Indemnitee. The relative fault of AFG on the one hand and the applicable Registration Indemnitee on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by AFG on the one hand or by such Registration Indemnitee on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (b) AFG and each Registration Indemnitee agree that (i) it would not be just and equitable if contribution pursuant to this Section 8.3 were determined by a pro rata allocation or by any other method of allocation that
                --- ----
does not take account of the equitable considerations referred to in paragraph
(a) above and (ii) the amount paid or payable by an indemnified party as a result of the Losses referred to in paragraph (a) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any related claim or defending any related Action. Notwithstanding the provisions of this Section 8.3, a Registration Indemnitee shall not be required to contribute any amount in excess of the amount by which the proceeds to such Registration Indemnitee exceeds the amount of any damages that Registration Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided, however,
                                                          --------  -------
that the limitation on required contribution set forth in this sentence shall not apply to Losses referred to in paragraph (a) above and related to the Initial Public Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          SECTION VIII.4  Procedure.  If any Action shall be brought against a
                          ---------
Registration Indemnitee or any other person entitled to indemnification pursuant to this

Article VIII (collectively with the Registration Indemnitees, the
"Indemnitees") in respect of which indemnity may be sought against AFG, such
------------
Indemnitee shall promptly notify AFG, and AFG shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such person unless (i) AFG has agreed in writing to pay such fees and expenses, (ii) AFG has failed to assume the defense and employ counsel, or (iii) the named parties to an Action (including any impleaded parties) include both an Indemnitee and AFG and such Indemnitee shall have been advised by its counsel that representation of such indemnified party and AFG by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case AFG shall not have the right to assume the defense of such Action on behalf of such Indemnitee). It is understood, however, that AFG shall, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnitees not having actual or potential differing interests among themselves, and that all such fees and expenses shall be reimbursed as they are incurred. AFG shall not be liable for any settlement of any such Action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such Action, AFG agrees to indemnify and hold harmless each Indemnitee, to the extent provided in the preceding paragraph, from and against any Losses by reason of such settlement or judgment.

           SECTION VIII.5  Other Matters.
                           -------------

          (a) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.

          (b) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article VIII shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Article VIII shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, AFG, its directors or officers, or any person controlling AFG, and (ii) any termination of this Agreement.

          (c) The parties hereto shall, and shall cause their respective Subsidiaries to, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action. The provisions of this Article VIII are for the benefit of, and are intended to create third-party beneficiary rights in favor of, each of the indemnified parties referred to herein.

                                   ARTICLE IX

                                OTHER PROVISIONS

          SECTION IX.1  Intercompany Borrowings.  From and after the effective
                        -----------------------
date of the Warehouse Credit Facility, no member of the PLMI Affiliated Group shall be obligated to make advances to AFG or any Subsidiary of AFG pursuant to, or to permit AFG or any Subsidiary of AFG to otherwise participate in, the Old Warehouse Credit Facility. To the extent that any member of the PLMI Affiliated Group makes any such advances or otherwise allows such use of the Old Warehouse Credit Facility by AFG or any Subsidiary of AFG, AFG agrees that (i) AFG shall pay any and all costs, fees and expenses (including an appropriate charge for interest) associated with or incurred under the Old Warehouse Credit Facility on a basis that is consistent with the past cost allocation practices of the members of the PLMI Affiliated Group, (ii) AFG shall, and shall cause each of its Subsidiaries to, comply with all of the terms and conditions of the Old Warehouse Credit Facility and (iii) the continued use of the Old Warehouse Credit Facility by AFG or any Subsidiary of AFG shall be subject to the continuing consent of PLMI, which may be revoked by PLMI at any time, in whole or in part, in the sole and absolute discretion of PLMI.

          SECTION IX.2  Keepwell Payments.  AFG agrees to reimburse any member
                        -----------------
of the PLMI Affiliated Group who has provided a Keepwell for any and all amounts paid or payable (including all fees, costs and expenses incurred) by such member of the PLMI Affiliated Group in connection with the performance by such member of its obligations under any Keepwell.


                                   ARTICLE X

                                 MISCELLANEOUS

         SECTION X.1  Notices.  All notices and other communications provided
                      -------
for hereunder shall be dated and in writing and shall be deemed to have been given (a) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid,
(b) on the next Business Day, if sent by overnight courier and (c) when received, if delivered otherwise. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.

          If to PLMI or any other member of the PLMI Affiliated Group, to:

               PLM International, Inc.
               One Market
               Steuart Street Tower, Suite 800
               San Francisco, California  94105
               Attention:  General Counsel
               Telephone: (415) 974-1399
               Telecopier: (415) 882-0860

          If to AFG, to:

               American Finance Group, Inc.
               24 School Street
               Boston, Massachusetts  02108
               Attention:  President
               Telephone:  (617) 557-9300
               Telecopier:  (617) 557-9348

         SECTION X.2  Binding Nature of Agreement.  This Agreement shall be
                      ---------------------------
binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

         SECTION X.3  Descriptive Headings.  The descriptive headings of the
                      --------------------
several articles and sections of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION X.4  Remedies.  Without limiting the rights of each party
                      --------
hereto to pursue any and all other legal and equitable rights available to such party for the other party's failure to perform its obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure. Without limiting the generality of the foregoing, AFG acknowledges and agrees that (a) its covenants and obligations hereunder are special, unique and relate to matters of extraordinary importance to PLMI, that in the event AFG fails to perform, observe or discharge any of its obligations under this agreement, PLMI will be irreparably harmed and that no remedy at law will provide adequate relief to PLMI and (b) PLMI shall be entitled to a temporary restraining order and temporary and permanent injunctive and other equitable relief in case of any failure by AFG to perform, observe or discharge any of its covenants or obligations hereunder and without the necessity of proving actual damages. The remedies provided herein shall be cumulative and shall not preclude assertion by either party hereto of any other rights or the seeking of any other remedies, either legal or equitable, against the other party hereto.

         SECTION X.5  Governing Law.  This Agreement shall be construed and
                      -------------
enforced in accordance with, and the rights and duties of the parties shall be governed by, the laws of the State of Delaware, without regard to its principles of conflicts of law.

         SECTION X.6  Counterparts.  This Agreement may be executed in two or
                      ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION X.7  Severability.  In the event that any one or more of the
                      ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         SECTION X.8  Amendment and Modification.  Subject to applicable law,
                      --------------------------
this Agreement may be amended, modified or supplemented only by written agreement executed by each of the parties hereto.

         SECTION X.9  Entire Agreement; No Third Party Beneficiaries.  This
                      ----------------------------------------------
Agreement, including any schedules or exhibits annexed hereto, constitutes the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, written or oral, between the parties hereto in respect thereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        SECTION X.10  No Assignment.  Except as otherwise provided in Section
                      -------------
7.9 hereof, neither this Agreement nor any of the rights, interests or obligations of either party hereto may be assigned by such party without the prior written consent of the other party hereto; provided, however, that PLMI
                                                 --------  -------
may assign all or part of its rights or obligations hereunder to one or more other members of the PLMI Affiliated Group without the prior consent of AFG.

        SECTION X.11  Recapitalization, Dilution Adjustments, etc. In the event
                      --------------------------------------------
that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Common Stock, then, in each such case, appropriate adjustments shall be made so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

        SECTION X.12  Further Assurances.  Each party hereto shall, on notice
                      ------------------
of request from the other party hereto, take such further action not specifically required hereby at the expense of the requesting party, as the requesting party may reasonably request for the implementation of the transactions contemplated hereby.

          IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the day and year first above written.


                                AMERICAN FINANCE GROUP, INC.



                                By:
                                    ------------------------------

                                Name:

                                Title:



                                PLM INTERNATIONAL, INC.



                                By:
                                    -----------------------------

                                Name:

                                Title:

                                                                       EXHIBIT A



                              CORPORATE SERVICES


ACCOUNTING SERVICES

(1) Processing of payroll (annual fee does not include direct [ADP] costs, which will be charged directly to AFG)
(2)  Processing of all accounts payable
(3)  Cash management, including cash forecasts and reconciliations
(4) Debt compliance for the [bridge facility] and management of all drawdowns and fundings on the [bridge]
(5) Filing of all debt compliance related to the Securitization Facility, including the "waterfall". (PLM accounting will continue to complete the agreed upon procedure review with KPMG, with the cost of KPMG's review to be charged directly to AFG)
(6)  Access to J.D. Edwards accounting software program
(7)  Assistance in preparation of annual budget
(8)  Assistance in preparation of any required forecasts
(9) Maintenance of Eagle software system, including completion of Phase 2 programming project
(10) Performance of all general ledger work, including:

     (a)  lease classifications and recording of income
     (b)  monthly reconciliation of all balance sheet accounts
     (c) detailed reconciliation between Eagle detail reports and general ledger
     (d)  recording and reconciling cash applications
     (e)  production of monthly budget versus actual reports
     (f) preparation of all audit schedules required on a quarterly and annual basis

(11) Preparation of 10-Q's and 10-K's
(12) Collaboration with KPMG on all audit matters (KPMG audit fees to be charged directly to AFG)
(13) Assistance in UBK matters such as monthly transfer of rents and sales tax payments
(14) Preparation of all state and federal income tax return for AFG each Subsidiary of AFG
(15) Planning with respect to state and federal income taxes
(16) Consulting services on tax issues, as required

HUMAN RESOURCES SERVICES

(17) Performance of all administrative functions related to hiring new employees, including:

     (1)  preparation of employment letters
     (2)  insurance enrollment
     (3)  new employee orientation

(18) Negotiation of insurance coverage on an annual basis; administer any health plan changes and assist in insurance claims. Process premium payments
(19) Administration of Flexible Spending Plan enrollment and processing monthly flex plan claims and reconciling claims to reimbursements
(20) Administration of Vision Service Plan enrollment
(21) Updating employee handbook and communicating any changes as dictated by regulatory changes. Keeping abreast of all federal and state labor laws affecting AFG employees
(22) Updating job descriptions as required by ADA
(23) Administration of termination documentation to include information on COBRA, HIPPA, certificate of coverage as required by law, letter re: right to apply for unemployment as required by law. Termination documentation also includes separate correspondence to spouses regarding the above same information.
(24) Administration of 401(k) enrollment and communication of performance of and changes to the plan. Processing of 401(k) loan requests. Also includes any requirement for discrimination tests to ensure compliance with ERISA regulations.
(25) Processing of payroll on the human resources side[?]
(26) Processing of any office services requests (e.g. business cards, stationery and office supplies/equipment)
(27) Handling of any worker's compensation claims and any unemployment claims contested by former AFG employees
(28) Processing of all leave of absence correspondence and monitoring
(29) Miscellaneous responsibilities related to employment verification requests, company policy inquiries, training requests and enrollment, potential vacation/personal/sick day discrepancy inquiries, overtime/pay check questions, etc.
(30) Continued implementation and monitoring of Ergonomics program

LEGAL SERVICES

(31) General corporate services, including corporate filings, powers [?], by-law and charter maintenance and other services required to maintain good standing of AFG and its Subsidiaries
(32) Legal, contract and litigation overview
(33) Consulting on all legal matters, new transactions and other issues
(34) All outside legal invoices, for work performed by non-PLMI attorneys, to be billed directly to AFG


MIS SERVICES

(35) Access to programs and data files on PLMI's AS/400 computer
(36) Weekly backup of LAAMS and Eagle programs and data files
(37) Offsite storage of LAAMS and Eagle programs and data files
(38) Disaster recovery services to ensure uninterrupted access to programs and data files
(39) Loading of monthly Vertex tapes
(40) Programming of enhancements to the LAAMS system (not to exceed 50 hours per week during any peak period; not to exceed 25 hours per week on average)
(41) Maintenance and enhancement (as necessary) to the LAAMS-Eagle interface
(42) Maintenance of suitable text environments necessary to development of improvements in programs, restatement of data, etc.
(43) Technical support for maintaining an acceptably fast and secure data network from the AFG's Boston-based network into PLMI's San Francisco-based network
(44) Network access to the J.D. Edwards system (upgrades to JDE to be provided so that AFG accounting software is kept current)